EXHIBIT 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER OF

GENUINE PARTS COMPANY

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Genuine Parts Company (the “Company”) on Form 10-Q for the quarter ended September 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Carol B. Yancey, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Carol B. Yancey
Carol B. Yancey
Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer) November 6, 2014